Exhibit 10.18

SECOND AMENDMENT TO INVOICE PURCHASE AND SECURITY AGREEMENT

This amendment to the Invoice Purchase and Security Agreement (“Second Amendment”) is made and entered into this 26thday of March 2024 (the “Second Amendment Date”), by and among Stryve Foods, LLC dba Stryve Biltong, Vacadillos, Stryve Foods Company, B. Real Foods, a Texas limited liability company, Braaitime LLC, a Texas limited liability company, Biltong Acquisition Company, LLC dba Biltong USA, a Texas limited liability company, and Kalahari Snacks, LLC, a Texas limited liability company (collectively, together herein referred to as the "Sellers" ) and Alterna Capital Solutions, LLC (“Purchaser”).

WHEREAS, Seller and Purchaser (hereinafter collectively referred to as the “Parties”) entered into that certain Invoice Purchase and Security Agreement (the “Agreement”), dated and effective as of September 28th, 2022.

WHEREAS, the Seller and Purchaser desire to enter into this Amendment in order to amend the Agreement to reflect certain agreed upon changes to the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
The recitals set forth in the “Whereas” clauses above are true and correct and are incorporated herein and made a part hereof. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement.
2.
Section 1.22. of the Agreement shall be deleted in its entirety and replaced with the following:

1.22 “Facility Fee” –Seller shall pay $40,000 at the time of the Second Amendment Date. Seller shall pay the Facility Fee of 1.0% of the Maximum Amount on any incremental increases to the Maximum Amount, only for the increased amount. Seller shall additionally pay 1.0% of the Maximum Amount on each anniversary of the Second Amendment Date thereafter.

3.
Section 22 of the Agreement shall be deleted in its entirety and replaced with the following:

22 - “Term and Termination Date: This Agreement shall be effective when executed by all of the Parties, shall continue in full force and effect for 24 months thereafter execution of the Second Amendment (the "Term"), and shall be further extended automatically annually (the "Renewal Term"), unless Seller provides written notice of its intention to terminate at least 60 days prior the end of the respective Term or Renewal Term.

22.1 If Seller provides notice of its intent to terminate under Section 22 hereof during the Term and Seller intends to finance or refinance the Obligations with an entity that engages primarily in factoring, then in addition to any other fees or amounts due under this Agreement, Seller agrees that it will pay Purchaser a fee (“Early Termination Fee”) equal to (i) 2% of the Maximum Amount if this Agreement is terminated during the first 12 months of this Agreement, and (ii) 1% of the Maximum Amount if this Agreement is terminated after the first 12 months and Seller provides a sixty (60) day termination notice to the Purchaser prior to the end of the term.

22.2 Purchaser may terminate this Agreement at any time by giving Seller thirty (30) days' prior written notice of termination, whereupon this Agreement shall terminate on the earlier date of thirty (30) days thereafter or the end of the then current Term or Renewal Term, upon which Termination Date Seller shall fully repay to Purchaser all Obligations; provided, that, if such Termination Date occurs as a result of a termination of this Agreement by Purchaser within ninety (90) days of the date on which the most recent Facility Fee was paid by or on behalf of Seller, the amount to be repaid by Seller pursuant to this Section 2.22 shall be reduced by the pro rata amount of such Facility Fee, in respect of the period from the Termination Date until the next anniversary of the Second Amendment Date.

4.
Except as provided in this Amendment, the Agreement shall remain in full force and effect. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms of this Amendment shall govern.

5.
This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment, and any Party delivering such an executed counterpart of the signature page to this Amendment by such means to any other Party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other Party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

6.
This Amendment and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys and shall be construed accordingly.

7.
Any individual who is signing this Amendment in a representative capacity warrants that he or she does so with full authority and only after having received all necessary approvals to sign on behalf of his or her principal.

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IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment on the date set forth above.

SELLER: Stryve Foods, LLC dba Stryve Biltong, Vacadillos, Stryve Foods Company, B. Real Foods

By: Andina Holdings, LLC, its sole Member

By: Stryve Foods, Inc., its Managing Member

By: _________________________________

Name: Robert Alex Hawkins

Title: Chief Financial Officer

Braaitime LLC

By: Stryve Foods, LLC, its sole Member

By: Andina Holdings, LLC its sole Member

By: Stryve Foods, Inc., its Managing Member

By: _________________________________

Name: Robert Alex Hawkins

Title: Chief Financial Officer

Biltong Acquisition Company, LLC dba Biltong USA

By: Stryve Foods, LLC, its sole Member

By: Andina Holdings, LLC its sole Member

By: Stryve Foods, Inc., its Managing Member

By: _________________________________

Name: Robert Alex Hawkins

Title: Chief Financial Officer

Kalahari Snacks, LLC

By: Stryve Foods, LLC, its sole Member

By: Andina Holdings, LLC its sole Member

By: Stryve Foods, Inc., its Managing Member

By: _________________________________

Name: Robert Alex Hawkins

Title: Chief Financial Officer

PURCHASER: Alterna Capital Solutions, LLC

By: _________________________________ Date:

Name: Roger Allen

Title: Chief Operating Officer